EXHIBIT 4.2

ALDER BIOPHARMACEUTICALS, INC.

FIRST SUPPLEMENTAL INDENTURE

Dated as of February 1, 2018

to

INDENTURE

Dated as of February 1, 2018

2.50% Convertible Senior Notes due 2025

U.S. BANK NATIONAL ASSOCIATION

Trustee

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TABLE OF CONTENTS

(Continued)

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TABLE OF CONTENTS

(Continued)

EXHIBIT

Exhibit A Form of Note	A-1

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This First Supplemental Indenture (this “First Supplemental Indenture”) dated as of February 1, 2018 between ALDER BIOPHARMACEUTICALS, INC., a company incorporated under the laws of Delaware, as issuer (“Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as trustee (“Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of February 1, 2018 (the “Base Indenture” and as supplemented by this First Supplemental Indenture and as may be further supplemented or amended with respect to the Notes, the “Indenture”), to provide for the issuance by the Company from time to time of its Securities;

WHEREAS, Section 2.01, Section 2.02 and Section 9.01(g) of the Base Indenture provide that the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, without the consent of any Securityholders, to, among other things, establish the form or terms of Securities of any series as permitted by the Base Indenture, and to provide for the issuance of such Securities, as permitted by the Base Indenture, and to set forth the terms thereof;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of a single series of Securities designated as its 2.50% Convertible Senior Notes due 2025 (the “Notes” and each $1,000 principal amount thereof, unless the context otherwise requires, a “Note”), initially in an aggregate principal amount not to exceed $250,000,000 (or $287,500,000 if the Underwriters exercise their option to purchase additional Notes in full in accordance with the Underwriting Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this First Supplemental Indenture; and

WHEREAS, the Company desires to issue $250,000,000 (or $287,500,000 if the Underwriters exercise their option to purchase additional Notes in full in accordance with the Underwriting Agreement) aggregate principal amount of the Notes as of the date hereof.

NOW, THEREFORE:

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Scope. This First Supplemental Indenture constitutes a supplement to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by this First Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect. Notwithstanding the foregoing, this First Supplemental Indenture shall only apply to the Notes. For all purposes under the Base Indenture, the Notes shall constitute a single Series, and with regard to any matter requiring the consent under the Base Indenture of Securityholders of multiple Series of Notes voting together as a single class, the consent of Holders of the Notes issued hereunder voting as a separate class shall also be required and the same threshold shall apply. With respect to the Notes, if the terms of the Base Indenture are inconsistent with the terms of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall control.

Section 1.02 Definitions. For all purposes of this First Supplemental Indenture unless otherwise specified herein:

(a) all terms used in this First Supplemental Indenture that are not otherwise defined herein shall have the meanings they are given in the Base Indenture;

(b) the rules of construction stated in Section 1.01 of the Base Indenture shall apply to this First Supplemental Indenture;

(c) the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import in this First Supplemental Indenture shall refer to this First Supplemental Indenture as a whole and not to the Base Indenture or any particular Article, Section or other subdivision of the Base Indenture or this First Supplemental Indenture; and

(d) Section 1.01 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined terms in their appropriate alphabetical positions and deleting any defined terms therein that are also defined in this Section 1.02.

“Additional Interest” means all amounts, if any, payable pursuant to Section 5.04.

“Additional Shares” shall have the meaning specified in Section 11.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of the Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Base Indenture” shall have the meaning specified in the first paragraph of the recitals of this First Supplemental Indenture.

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 11.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition.

“Cash Settlement” shall have the meaning specified in Section 11.02(a).

“Clause A Distribution” shall have the meaning specified in Section 11.04(c).

“Clause B Distribution” shall have the meaning specified in Section 11.04(c).

“Clause C Distribution” shall have the meaning specified in Section 11.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 11.02(a).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the shares of common stock of the Company, par value $0.0001 per share, at the date of this First Supplemental Indenture, subject to Section 11.06.

“Common Stock Change Event” shall have the meaning specified in Section 11.06(a).

“Company” shall have the meaning specified in the first paragraph of this First Supplemental Indenture, and subject to the provisions of Article 10, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by one of its Officers, and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.01.

“Conversion Consideration” shall have the meaning specified in Section 11.10.

“Conversion Date” shall have the meaning specified in Section 11.02(c).

“Conversion Obligation” shall have the meaning specified in Section 11.01(a).

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 11.01(a).

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 2.5% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the relevant Observation Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b) if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ALDR <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, Redemption Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, solely for purposes of this Supplemental Indenture and with respect to each Global Note, the Person specified in Section 2.04(e) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Institution” shall have the meaning specified in Section 11.10.

“Distributed Property” shall have the meaning specified in Section 11.04(c).

“DTC” means the Depository Trust Company.

“Effective Date” shall have the meaning specified in Section 11.03(c), except that, as used in Section 11.04 and Section 11.05, “Effective Date” means the first date on which the shares of Common Stock trades on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable (and for the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose).

“Event of Default” shall have the meaning specified in Section 5.02, notwithstanding anything to the contrary in the Base Indenture.

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of shares of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Election” shall have the meaning specified in Section 11.10.

“First Supplemental Indenture” shall have the meaning specified in the first paragraph of this First Supplemental Indenture.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or changes solely in par value) as a result of which the Common Stock would be converted into, or exchanged for, shares, stock, other securities, other property or assets except for a transaction described in clause (B); (B) any share exchange, consolidation or merger involving the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that neither (x) a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other), directly or indirectly, as such ownership immediately prior to such transaction nor (y) any merger of the Company solely for the purpose of changing the Company’s jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity shall be a Fundamental Change pursuant to this clause (b);

(c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or other common equity underlying the Notes) ceases to be listed or quoted on any of The Nasdaq Global Market, The Nasdaq Global Select Market or The New York Stock Exchange (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of common stock that is listed or quoted on any of The Nasdaq Global Market, The Nasdaq Global Select Market or The New York Stock Exchange (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights (subject to the provisions of Section 11.02(a)). Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (a) and clause (b) above (determined without regard to the proviso in clause (b) above) will be deemed to be a Fundamental Change solely under clause (b) above. If any transaction in which the Common Stock is replaced by the securities of another entity (including American depositary receipts) occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of the definition thereof, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 12.01(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 12.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 12.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 12.01(a).

“Global Note” shall have the meaning specified in Section 2.04(c).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial owner”), means any Person in whose name at any given time a particular Note is registered on the Note Register.

“Indenture” shall have the meaning specified in the first paragraph of the recitals of this First Supplemental Indenture.

“Interest Payment Date” means each February 1 and August 1 of each year, beginning on August 1, 2018.

“Last Reported Sale Price” of the Common Stock (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock (or such other security) in the over-the-

counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change in clause (a), (b), (c) or (d) of the definition thereof after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof.

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 11.03(a).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock on the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means February 1, 2025.

“Measurement Period” shall have the meaning specified in Section 11.01(b)(i).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this First Supplemental Indenture.

“Note Custodian” means the Trustee, as custodian for DTC, with respect to the Global Notes, or any successor entity thereto.

“Note Register” means the register maintained by the Security Registrar with respect to the Notes in accordance with Section 2.05 of the Base Indenture. The Note Register shall be the Security Register with respect to the Notes.

“Notice of Conversion” shall have the meaning specified in Section 11.02(b).

“Notice of Redemption” shall have the meaning specified in Section 13.02(c).

“Observation Period” with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to the November 1, 2024, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after November 1, 2024, the 40 consecutive Trading Days beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date and (iii) notwithstanding the foregoing, if the relevant Conversion Date occurs after the date of the issuance of the Notice of Redemption pursuant to Section 13.03(c), but prior to the close of business on the Scheduled Trading Day immediately preceding the applicable redemption date, the 40 consecutive Trading Day period beginning on and including the 42nd Scheduled Trading Day immediately preceding the applicable Redemption Date (the “Conversion Redemption Observation Period”).

“open of business” means 9:00 a.m. (New York City time).

“Outstanding” and “outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04 of the Base Indenture, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under the Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.05 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.05 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes converted pursuant to Article 11 and required to be cancelled pursuant to Section 2.05;

(e) Notes redeemed pursuant to Article 13; and

(f) Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.06;

provided that references in the Base Indenture to any “outstanding” Notes shall be deemed to refer to the foregoing definition of “outstanding.”

“Paying Agent” shall have the meaning specified in Section 4.01.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Physical Settlement” shall have the meaning specified in Section 11.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces. A Predecessor Note shall be a Predecessor Security with respect to the Notes.

“Prospectus Supplement” means the preliminary prospectus supplement dated January 29, 2018, as supplemented by the related pricing term sheet dated January 29, 2018, relating to the offering and sale of the Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption Date” shall have the meaning specified in Section 13.02(c).

“Redemption Period” shall have the meaning specified in Section 13.02(c).

“Redemption Price” shall have the meaning specified in Section 13.02(b).

“Reference Property” shall have the meaning specified in Section 13.02(b).

“Regular Record Date” and “regular record date,” with respect to any Interest Payment Date, means the January 15 or July 15 (whether or not such day is a Business Day) immediately preceding the applicable February 1 or August 1 Interest Payment Date, respectively.

“Reporting Obligations” shall have the meaning specified in Section 5.04.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Amount” has the meaning specified in Section 11.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 11.02(a)(iii).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act as in effect on the date hereof; provided that, in the case of a Subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $10,000,000.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice (or deemed specified pursuant to Section 11.02(a)(iii)) related to any converted Notes.

“Spin-Off” shall have the meaning specified in Section 11.04(c).

“Stock Price” shall have the meaning specified in Section 11.03(c).

“Successor Company” shall have the meaning specified in Section 10.02(a).

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Market or, if the Common Stock (or such other security) is not then listed on The Nasdaq Global Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The Nasdaq Global Market or, if the Common Stock is not then listed on The Nasdaq Global Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, then that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. Any such determination will be conclusive absent manifest error.

“Trigger Event” shall have the meaning specified in Section 11.04(c).

“Underwriters” means Goldman Sachs & Co. LLC, Leerink Partners LLC and Wells Fargo Securities, LLC.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of January 29, 2018, among the Company and the Underwriters.

“unit of Reference Property” shall have the meaning specified in Section 11.06(a).

“Valuation Period” shall have the meaning specified in Section 11.04(c).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” in the Base Indenture shall be deemed replaced by a reference to “100%.”

Section 1.03 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.04. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.04 References to Principal. Unless the context otherwise requires, any reference to the principal of, or the principal amount of, any Note in the Base Indenture or this First Supplemental Indenture shall be deemed to include (i) the Fundamental Change Repurchase Price or Redemption Price, if, in such context, the Fundamental Change Repurchase Price or Redemption Price is, was or would be payable in accordance with Article 12 or Article 13, respectively. Unless the context otherwise requires, any express mention of the Fundamental Change Repurchase Price or Redemption Price, as applicable, in any provision hereof shall not be construed as excluding the Fundamental Change Repurchase Price or Redemption Price, as applicable, in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes are hereby created and authorized as a single series of Securities under the Base Indenture. The Notes shall be designated as the “2.50% Convertible Senior Notes due 2025.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $250,000,000 (or $287,500,000 if the Underwriters exercise their option to purchase additional Notes in full in accordance with the Underwriting Agreement), subject to Section 2.07 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 11.02(d) or Section 12.03(c) hereof or Section 2.05, Section 2.06, Section 2.07 and Section 9.04 of the Base Indenture as amended, in each case as applicable, by this First Supplemental Indenture and to the extent expressly permitted hereunder.

Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Note Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture. Payment of principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States, which shall initially be the Corporate Trust Office of the Trustee and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay or cause the Paying Agent to pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $3,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $3,000,000, either by check mailed to each Holder or, upon written application by such a Holder to the Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States if such Holder has provided the Company, the Trustee, the Security Registrar or the Paying Agent with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or clause (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.03 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.03, and any reference in the Base Indenture to such Section 2.03 shall, with respect to the Notes, be deemed to refer instead to this Section 2.03.

Section 2.04 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) No service charge shall be imposed by the Company, the Trustee, the Security Registrar, any co-Security Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer. Section 2.05(c) of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.04(a).

(b) Notwithstanding anything to the contrary in the Indenture, none of the Company, the Trustee, the Security Registrar or any co- Security Registrar shall be required to exchange or register a transfer of (i) any Notes selected for redemption in accordance with Article 13, except the unredeemed portion of any Note being redeemed in part, (ii) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (iii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 12.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with the Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture as the Notes surrendered upon such registration of transfer or exchange. The first sentence of Section 2.05(d) of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.04(b).

(c) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the third paragraph of Section 2.04(e), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Note Custodian) in accordance with the Indenture and the Applicable Procedures of the Depositary therefor.

(d) Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.04(d)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph. Section 2.11(b) of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.04(d).

(e) The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Global Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.04(e) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with its customary procedures and existing instructions between the Depositary and the Note Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Note Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Section 2.11(c) of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.04(e), and any reference in the Base Indenture to such Section 2.11(c) shall, with respect to the Notes, be deemed to refer instead to this Section 2.04(e).

Section 2.05 Cancellation of Notes Paid, Converted, Etc. Section 2.08 of the Base Indenture is hereby amended and replaced in its entirety with the following language: “The Company shall cause all Notes surrendered for the purpose of payment, redemption, repurchase (including as otherwise described herein, but excluding Notes repurchased pursuant to cash-settled swaps or other derivatives), registration of transfer or exchange or conversion, if surrendered to any Person that the Company controls other than the Trustee, to be surrendered to the Trustee for cancellation in accordance with its customary procedures. Except for Notes surrendered for registration of transfer or exchange, no Notes shall be authenticated in exchange for any Notes cancelled.” The Trustee shall cancel Notes in accordance with its customary procedures and, after such cancellation, shall deliver evidence of such cancellation to the Company, at the Company’s written request in a Company Order.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes.

(a) The last sentence of the first paragraph of Section 2.07 of the Base Indenture and the second and third paragraphs of Section 2.07 of the Base Indenture shall, with respect to the Notes, be superseded in their entirety by Section 2.06(b).

(b) No service charge shall be imposed by the Company, the Trustee, the Security Registrar, any co-Security Registrar or the paying agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 9 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such Authenticating Agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) the Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07 Additional Notes; Repurchases. Notwithstanding anything to the contrary in the Base Indenture, the Company may, without the consent of, or notice to, the Holders and notwithstanding Section 2.01, reopen the Indenture and issue additional Notes under the Indenture with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities laws purposes, such additional Notes shall have one or more separate CUSIP numbers. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s

Certificate and Opinion of Counsel to cover such matters, in addition to those required by Sections 2.04 and 13.07 of the Base Indenture, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries, Affiliates or through a private or public tender or exchange offer or through counterparties pursuant to private agreements, including by cash-settled swaps or other derivatives, in each case, without notice to the Holders. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.05 and such Notes shall no longer be considered outstanding under the Indenture upon their repurchase.

Section 2.08 CUSIP Numbers. (a) Section 2.12 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by Section 2.08(b), and any reference in the Base Indenture to such Section 2.12 shall, with respect to the Notes, be deemed to refer instead to Section 2.08(b).

(b) The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01 Applicability of Article 11 of the Base Indenture. Article 11 of the Base Indenture shall not apply to the Notes. Instead, the satisfaction and discharge provisions set forth in this Article 3 shall, with respect to the Notes, supersede in their entirety such Article 11 of the Base Indenture, and all references in the Base Indenture to such Article 11 or any Sections thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 3 and Section 3.02 and the satisfaction and discharge provisions set forth in this Article 3 and Section 3.02.

Section 3.02 Satisfaction and Discharge. (a) The Indenture and the Notes shall cease to be of further effect when (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06 hereof and Section 2.07 of the Base Indenture) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date or Redemption Date or upon conversion or otherwise, cash, shares of Common Stock or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under the Indenture and the Notes by the Company; and (b) the Trustee, upon request of the Company contained in an Officer’s Certificate and at the expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharge of the Indenture and the Notes, when the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent in the Indenture provided for relating to the satisfaction and discharge of the Indenture and the Notes have been complied with. Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under Section 7.06 of the Base Indenture shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01 Maintenance of Office or Agency. Pursuant to Section 2.01 and Section 4.02 of the Base Indenture, the Company hereby initially designates the Trustee as the paying agent (the “Paying Agent”), Registrar, Note Custodian and conversion agent (the “Conversion Agent”) and the Corporate Trust Office as the office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.

The Company may also from time to time designate one or more other additional conversion agents and may from time to time rescind such designations; provided that the Company shall at all times maintain a Conversion Agent for the Notes. The term “Conversion Agent” includes any such additional or other offices or agencies, as applicable.

Section 4.02 Payment of Principal and Interest. This Section 4.02 shall supersede, with respect to the Notes, Section 4.01 of the Base Indenture and all references in the Base Indenture to Section 4.01 thereof shall be deemed, for the purposes of the Notes, to be references to this Section 4.02 with respect to the Notes. The Company covenants and agrees that it will pay or cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04 Provisions as to Paying Agent. (a) Section 4.03 of the Base Indenture shall not apply to the Notes.

(b) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(c) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of the Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(e) All references in the Base Indenture to such Section 4.04 shall, with respect to the Notes, be deemed to be references to this Section 4.04(e). Subject to applicable escheatment laws, any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05 Reports. (a) The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any annual or quarterly (on Form 10-K or 10-Q or any respective successor form) reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding, for the avoidance of doubt, any such information, documents or reports (or portions thereof) that are subject to confidential treatment and any correspondence with the Commission) (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act or any similar or successor grace period). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.05(a) at the time such documents are filed via the EDGAR system.

(b) Delivery of the reports and documents described in subsection (a) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

Section 4.06 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07 Company to Furnish Trustee Names and Addresses of Securityholders. Section 5.01 of the Base Indenture is hereby amended with respect to the Notes by deleting the phrase “(as defined in Section 2.03)” therein.

Section 4.08 Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ended on December 31, 2017) an Officer’s Certificate stating whether the signers thereof have knowledge of any Event of Default by the Company and, if so, specifying each such failure and the nature thereof. The Company shall deliver to the Trustee within 30 days after the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided, that we are not required to deliver such notice if the default has been cured.

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01 Applicability of Article 6 of the Base Indenture. Article 6 of the Base Indenture shall not apply to the Notes. Instead, the provisions set forth in this Article 5 shall, with respect to the Notes, supersede in its entirety Article 6 of the Base Indenture, and all references in the Base Indenture to Article 6 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 5 and the applicable provisions set forth in this Article 5, respectively.

Section 5.02 Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon any optional redemption, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of five Business Days;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 12.01(c) or notice of a specified corporate event in accordance with Section 11.01(b)(ii) or Section 11.01(b)(iii), in each case when due;

(e) failure by the Company to comply with its obligations under Article 10;

(f) failure by the Company for 60 days after written notice received by the Company from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or the Indenture;

(g) default by the Company or any Significant Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $20,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration is not cured, waived rescinded, stayed or annulled or such indebtedness is not discharged, as applicable, within 60 days after written notice of such indebtedness becoming due and payable or such failure, as the case may be, has been received by the Company from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding in accordance with the Indenture;

(h) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(i) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days.

Section 5.03 Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.02(h) or Section 5.02(i) with respect to the Company), unless the principal of all of the Outstanding Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04 of the Base Indenture, by notice in writing to the Company (and to the Trustee if given by Holders), may (and the Trustee, at the written request of such Holders shall) declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 5.02(h) or Section 5.02(i) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06 of the Base Indenture, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.10, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase or redeem any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 5.04 Additional Interest. Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Company’s failure to comply with its reporting obligations as set forth in Section 4.05(a) (the obligations described in clauses (i) and (ii), the “Reporting Obligations”) shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Notes outstanding for each day during the 180-day period during which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs and ending on, but excluding, the earlier of (A) the date on which such Event of Default is no longer continuing and (B) the 181st day following the date on which such an Event of Default first occurs, and (y) 0.50% per annum of the principal amount of the Notes outstanding for each day during the 180-day period on which such Event of Default is continuing beginning on, and including, the 181st day following the date on which such Event of Default first occurs and ending on, but excluding, the date on which such Event of Default is no longer continuing. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 366th day after such Event of Default (if such Event of Default is not cured or waived prior to such 366th day), such Additional Interest will cease to accrue and the Notes shall be immediately subject to acceleration as provided in Section 5.03. The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its Reporting Obligations. In the event the Company does not elect to pay Additional Interest following an Event of Default relating to the Reporting Obligations in accordance with this Section 5.04 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 5.03.

In order to elect to pay Additional Interest as the sole remedy during the first 365 days after the occurrence of any Event of Default relating to the failure by the Company to comply with the Reporting Obligations in accordance with this Section 5.04, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 365-day period the amount of Additional Interest and the date payable. Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 5.03.

Section 5.05 Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 5.02 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06 of the Base Indenture. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.05, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06 of the Base Indenture; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06 of the Base Indenture, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the

Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 5.10 or any rescission and annulment pursuant to Section 5.03 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 5.06 Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 5 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee, in each of its capacities under the Indenture, including those under Section 7.06 of the Base Indenture;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and Redemption Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and Redemption Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and Redemption Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 5.07 Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price and the Redemption Price) or interest when due or the right to receive payment or delivery of the consideration due upon conversion, in either case, when due, no Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have failed to institute any such action, suit or proceeding; and

(e) no direction that is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 5.10, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein) (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). For the protection and enforcement of this Section 5.07, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of,

(y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

Section 5.08 Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 5.09 Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 5 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 5.07 and Section 5.08, every power and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 5.10 Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 of the Base Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 of the Base Indenture may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price and any Redemption Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 5.02, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.10, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.11 Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, deliver to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 5.12 Undertaking to Pay Costs. All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.12 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 of the Base Indenture, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price and Redemption Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 11.

ARTICLE 6

[RESERVED]

ARTICLE 7

[RESERVED]

ARTICLE 8

HOLDERS’ MEETINGS

Section 8.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 8 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under the Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under the Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 5;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7 of the Base Indenture;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.03; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of the Indenture or under applicable law.

Section 8.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 8.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01 of the Base Indenture, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 8.03 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 8.01, by delivering notice thereof as provided in Section 8.02.

Section 8.04 Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 8.05 Regulations. Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 8.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04 of the Base Indenture, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 8.02 or Section 8.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 8.06 Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 8.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be held by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 8.07 No Delay of Rights by Meeting. Nothing contained in this Article 8 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of the Indenture or of the Notes.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01 Applicability of Article 9 of the Base Indenture. Section 9.01 and Section 9.02 of the Base Indenture shall not apply to the Notes. Instead, the supplemental indenture provisions set forth in Section 9.02 and Section 9.03, respectively, shall, with respect to the Notes, supersede in their entirety Section 9.01 and Section 9.02 of the Base Indenture, and all references in the Base Indenture to such Sections and amendment and waiver provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to Section 9.02 and Section 9.03, as applicable, and the supplemental indenture provisions set forth therein.

Section 9.02 Supplemental Indentures Without Consent of Holders. The Company, at the Company’s expense, may, along with the Trustee, from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture pursuant to Article 10;

(c) to add guarantees with respect to the Notes;

(d) to provide for the issuance of additional Notes;

(e) to secure the Notes;

(f) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company pursuant to the Indenture;

(g) to make any change that does not materially adversely affect the rights of any Holder;

(h) in connection with any Common Stock Change Event, to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 11.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 11.06;

(i) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(j) to conform the provisions of the Indenture or the Notes to any provision of the “Description of Notes” section of the Prospectus Supplement (as evidenced by an Officer’s Certificate);

(k) to comply with the rules of any applicable securities depositary, including DTC, so long as such amendment does not adversely affect the rights of any Holder;

(l) to appoint a successor trustee with respect to the Notes;

(m) provide for additional rights and benefits for the Holders;

(n) to irrevocably elect to eliminate one or more of the Settlement Methods and/or irrevocably elect a minimum Specified Dollar Amount; or

(o) provide for the issuance of additional Notes, to the extent that the Company deems such amendment necessary or advisable in connection with such issuance.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.02 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.03.

Section 9.03 Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8 of the Base Indenture) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 of the Base Indenture and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, at the Company’s expense, may, along with the Trustee, from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) reduce the amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) make any change that adversely affects the conversion rights of any Notes other than as required by the Indenture;

(e) waive a payment default with respect to any Note;

(f) reduce the Fundamental Change Repurchase Price or Redemption Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(g) make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(h) change the ranking of the Notes; or

(i) make any change in this Article 9 that requires each Holder’s consent or in the waiver provisions in Section 5.03 or Section 5.10; or

(j) impair the rights of any Holders to receive payment of the principal of and interest on such Holder’s Notes on or after the due date therefor or institute a suit for the enforcement of any payment on or with respect to such Holder’s Notes.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 13.07 of the Base Indenture, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 9.03 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall send to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 9.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

ARTICLE 10

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 10.01 Applicability of Article 5 of the Base Indenture. Article 10 of the Base Indenture shall not apply to the Notes. Instead, the consolidation, merger, sale, conveyance and lease provisions set forth in this Article 10 shall, with respect to the Notes, supersede in their entirety such Article 10 of the Base Indenture, and all references in the Base Indenture to such Article and the Company successor provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 10 and the consolidation, merger, sale, conveyance and lease provisions set forth in this Article 10, respectively.

Section 10.02 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 10.03, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and the Indenture; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

For purposes of this Section 10.02, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 10.03 Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by an Officer of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 10 the Person named as the “Company” in the first paragraph of this First Supplemental Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 10) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 11

CONVERSION OF NOTES

Section 11.01 Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 11, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of one or more of the conditions described in Section 11.01(b), at any time prior to the close of business on the Business Day immediately preceding November 1, 2024 under the circumstances and during the periods set forth in Section 11.01(b), and (ii) regardless of the conditions described in Section 11.01(b), on or after November 1, 2024 and prior to the close of business on the Business Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 49.3827 shares of Common Stock (subject to adjustment as provided in this Article 11, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 11.02, the “Conversion Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding November 1, 2024, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on each such Trading Day and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in Section 1.02. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price), unless a Holder of at least $2,000,000 aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the Conversion Rate on such Trading Day, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine or, if the Company is acting as the Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If (x) the Company is not acting as the Bid Solicitation Agent, and the Company does not, when the Company is required to, instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as the Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in accordance with the provisions of the Indenture. If, at any time after the Trading Price condition set forth above has been met and the Notes are convertible, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee), in accordance with the provisions of the Indenture, that conversion of the Notes pursuant to this Section 11.01(b)(i) is no longer applicable.

(ii) If, prior to the close of business on the Business Day immediately preceding November 1, 2024, the Company elects to:

(A) issue to all or substantially all holders of the Common Stock any rights, options or warrants (other than in connection with a stockholder rights plan prior to separation of the relevant rights) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase Common Stock at a price per share that is less than the average of the Last Reported Sale Price of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of the Common Stock the Company’s assets, securities or rights to purchase securities of the Company (other than in connection with a stockholder rights plan prior to separation of the relevant rights), which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution(or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after the Company becomes aware of that separation or triggering event has occurred or will occur). Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time.

(iii) If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding November 1, 2024, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 12.01, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets, in each case, that occurs prior to the close of business on the Business Day immediately preceding November 1, 2024, in each case, and pursuant to which the Common Stock would be converted into cash, securities or other assets, then, in either case, all or any portion of a Holder’s Notes may be surrendered for conversion at any time from or after the effective date of such transaction or event until 35 Trading Days after the effective date of such transaction (or, if the Company gives notice after the effective date of such transaction pursuant to the succeeding sentence, until the 35th Trading Day after the Company gives such notice or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date). The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than one business day after the effective date of such transaction.

(iv) Prior to the close of business on the Business Day immediately preceding November 1, 2024, a Holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on March 31, 2018 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day.

(v) If, at any time after February 1, 2022, the Company sends a Notice of Redemption pursuant to Article 13, a Holder may surrender all or any portion of its Notes for conversion at any time on or after the date the applicable Notice of Redemption was sent until the close of business on the Scheduled Trading Day preceding the Redemption Date, after which time a Holder will no longer have the right to convert its Notes on account of the Company’s delivery of such Notice of Redemption, unless the Company defaults in the payment of the Redemption Price on the Redemption Date.

Section 11.02 Conversion Procedure; Settlement upon Conversion. (a) Subject to this Section 11.02, Section 11.03(b) and Section 11.06(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional shares of Common Stock in accordance with subsection (j) of this Section 11.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional shares of Common Stock in accordance with subsection (j) of this Section 11.02 (“Combination Settlement”), at its election, as set forth in this Section 11.02.

(i) All conversions for which the relevant Conversion Date occurs on or after November 1, 2024 and all conversion for which the relevant Conversion Date occurs after the Company’s issuance of a Notice of Redemption, but prior to the related Redemption Date shall be settled using the same Settlement Method.

(ii) Except for any conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Notice of Redemption, but prior to the related Redemption Date, and any conversions for which the relevant Conversion Date occurs on or after November 1, 2024, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii) If, in respect of any Conversion Date (or one of the periods described in clause (i) above, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or either such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs (i) after the date of issuance of a Notice of Redemption pursuant to Section 13.03(c), but prior to the related Redemption Date, or (ii) on or after November 1, 2024, no later than November 1, 2024). If the Company does not timely elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to any such Conversion Date or during such period, and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not timely indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. In addition, at any time prior to November 1, 2024, the Company may irrevocably elect to settle all conversions of the Notes by Combination Settlement as described herein this Section 11.02(a)(iii).

(iv) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.

(v) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent shall have no responsibility for any such determination.

(b) Subject to Section 11.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 11.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 11.02(h). A Holder’s exercise of the conversion rights set forth in the preceding sentence shall be irrevocable. The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 11 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 12.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Settlement Amount with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 11.03(b) and Section 11.06(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the second Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver (if applicable) to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in certificate form or in book-entry format through the Depositary, in satisfaction of the Company’s Conversion Obligation.

(d) In case any Note shall be surrendered for partial conversion, the Company (1) in the case of a Global Note, shall cause the principal balance of a Global Note to be adjusted in accordance with the Applicable Procedures of the Depositary in effect at that time or (2) in the case of a Physical Note, shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares of Common Stock to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 11.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 11.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Note Custodian (if other than the Trustee) at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below, and the Company shall not adjust the Conversion Rate to adjust for any accrued and unpaid interest on the Notes. The Company’s payment and delivery, as the case may be, of the Settlement Amount with respect to any converted Note shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the business day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record at the close of business on the Regular Record Date immediately preceding the Maturity Date, any Redemption Date described in clause (2) above and any Fundamental Change Repurchase Date described in clause (3) above shall receive the full interest payment due on the Maturity Date regardless of whether their Notes have been converted following such Regular Record Date.

(i) The Person in whose name the shares of Common Stock shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects (or is deemed to have elected) to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j) The Company shall not issue any fractional shares of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional shares of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares of Common Stock that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares of Common Stock remaining after such computation shall be paid in cash.

Section 11.03 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 11.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive in exchange for their shares of Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 11.04.

(e) The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 11.03 for each Stock Price and Effective Date set forth below:

Stock Price
Effective Date	$15.00	$16.25	$17.50	$18.75	$20.25	$23.00	$26.33	$30.00	$40.00	$50.00	$60.00
February 1, 2018	17.2839	14.9600	12.8611	11.1319	9.4273	7.1122	5.1871	3.7253	1.6196	0.7557	0.3552
February 1, 2019	17.2839	14.3622	12.2147	10.4608	8.7409	6.4373	4.5639	3.1919	1.2832	0.5592	0.2491
February 1, 2020	17.2839	13.7804	11.5446	9.7095	7.9411	5.6130	3.8017	2.5211	0.8759	0.3361	0.1422
February 1, 2021	17.2839	13.0861	10.6839	8.7079	6.8363	4.4474	2.6964	1.5706	0.3481	0.0983	0.0469
February 1, 2022	17.2839	12.9510	10.1342	7.7691	5.5057	2.4285	0.0000	0.0000	0.0000	0.0000	0.0000
February 1, 2023	17.2839	12.7711	9.3342	6.4891	3.9748	1.6025	0.0000	0.0000	0.0000	0.0000	0.0000
February 1, 2024	17.2839	12.4634	8.5342	5.2091	2.4440	0.7764	0.0000	0.0000	0.0000	0.0000	0.0000
February 1, 2025	17.2839	12.1558	7.7602	3.9506	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $60.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $15.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 66.6666 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 11.04.

(f) Nothing in this Section 11.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 11.04 in respect of a Make-Whole Fundamental Change.

Section 11.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, without duplication, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender offer or exchange offer), at the same time and upon the same terms as holders of the shares of Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 11.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on all shares of Common Stock, or if the Company effects a share split or share combination of the Common Stock (in each case excluding any issuance solely pursuant to a Common Stock Change Event, as to which Section 11.06 would apply, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date; and

OS’	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 11.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend, distribution, share split or share combination of the type described in this Section 11.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such share split or share combination, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

(b) If the Company issues to all or substantially all holders of the shares of Common Stock any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan adopted by us) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase of shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the shares of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 11.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that the shares of Common Stock are not delivered (including as a result of such rights, options or warrants not being exercised) after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such issuance, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 11.04(b) and for the purpose of Section 11.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants (other than in connection with a stockholder rights plan prior to separation of the relevant rights) to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected (pursuant to Section 11.04(a) or Section 11.04(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 11.04(d) shall apply, (iii) rights issued pursuant to a stockholder rights plan adopted by the Company, (iv) distributions of Reference Property in exchange for, or upon conversion of, the Common Stock in connection with a Common Stock Change Event, and (v) Spin-Offs as to which the provisions set forth below in this Section 11.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 11.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made or in the case of a distribution of rights, options or warrants, such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 11.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing “SP0”.

With respect to an adjustment pursuant to this Section 11.04(c) where there has been a payment of a dividend or other distribution on the shares of Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary of the Company or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading (other than a distribution of reference property in exchange for, or upon conversion of the Common Stock in connection with a Common Stock Change Event) pursuant to on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the shares of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.02 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, references in the portion of this Section 11.04(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references in the portion of this Section 11.04(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day. If the Ex-Dividend Date of the Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references in the preceding paragraph to 10 Trading Days will be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 11.04(c) (and subject in all respect to Section 11.09), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including shares of Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.04(c) (and no adjustment to the Conversion Rate under this Section 11.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 11.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date hereof, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 11.04(a), Section 11.04(b) and this Section 11.04(c), if any dividend or distribution to which this Section 11.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of Common Stock to which Section 11.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 11.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 11.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 11.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 11.04(a) and Section 11.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 11.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 11.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, excluding any consideration payable in connection with a tender offer or exchange offer made by the Company or any of its Subsidiaries, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 11.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd-lot tender offer that satisfies the requirements of Rule 13e4(h)(5), or any successor rule), to the extent that the cash and value (as determined by the Company in good faith) of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 11.04(e) shall be determined at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires but will be in effect at the open of business on the Trading Day next succeeding the date such tender offer or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 11.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references in the preceding paragraph to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period. If the Company is obligated to purchase shares of the Common Stock pursuant to any such tender or exchange offer described in this Section 11.04(e) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable Conversion Rate will be decreased to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f) Notwithstanding this Section 11.04 or any other provision of the Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of shares of Common Stock as of the related Conversion Date pursuant to Section 11.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 11.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Except as described in this Article 11, the Conversion Rate shall not be adjusted. Without limiting the foregoing, the Conversion Rate shall not be required to be adjusted:

(i) upon the sale of shares of Common Stock for a purchase price that is less than the market price per share of the Common Stock or less than the Conversion Price;

(ii) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iv) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(v) upon the repurchase of any shares of Common Stock pursuant to an open-market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buyback transactions, in each case, that is not a tender offer or exchange offer of the kind described in Section 11.04(e) above;

(vi) as a result of a tender offer solely to holders of fewer than 100 shares of Common Stock;

(vii) solely for a change in the par value of the Common Stock; or

(viii) for accrued and unpaid interest, if any.

(j) The Company will not adjust the Conversion Rate pursuant to Section 11.04 unless the adjustment would result in a change of at least 1% in the then-effective Conversion Rate. However, the Company will carry forward any adjustment to the Conversion Rate that is less than 1% of the then-effective Conversion Rate and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made (i) in connection with any subsequent adjustment to the Conversion Rate of at least 1%, (ii) on the Conversion Date for any Notes (in the case of Physical Settlement), (iii) on each Trading Day of any Observation Period related to any conversion of Notes (in the case of Cash Settlement or Combination Settlement), (iv) on the Effective Date of any Make-Whole Fundamental Change, (v) on each one year anniversary of the original issue date of the Notes, and (vi) on November 1, 2024, in each case, unless the adjustment has already been made. All calculations and other determinations under this Article 11 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k) For purposes of this Section 11.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on the shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractional shares of Common Stock.

Section 11.05 Adjustments of Prices. Whenever any provision of the Indenture requires the Company to calculate the Trading Price of the Notes, determinations of whether the Notes are convertible, and determinations of the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments (to the extent no corresponding adjustment is otherwise made pursuant to Section 11.04) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective time, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 11.06 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock. (a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than (x) changes resulting from a subdivision or combination of the Common Stock, (y) a change in par value or from par value to no par value or from no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series of class of securities),

(ii) any consolidation, merger, combination or similar transaction involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety, or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof(any such transaction, a “Common Stock Change Event”)), then, at and after the effective time of such Common Stock Change Event, the Company or the successor or acquiring corporation, as the case may be, shall execute a supplemental indenture with the Trustee, without the consent of the Holders, providing that the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Common Stock Change Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Common Stock Change Event and, prior to or at the effective time of such Common Stock Change Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.02(h) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Common Stock Change Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, with respect to conversions in accordance with Section 11.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 11.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 11.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Common Stock Change Event, and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Common Stock Change Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible will be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Common Stock Change Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Common Stock Change Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 11.03), multiplied by the price paid per share of Common Stock in such Common Stock Change Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the weighted average as soon as reasonably practicable after such determination is made.

If the Reference Property in respect of any such transaction includes shares of common equity or American depositary receipts (or other interests) in respect thereof, such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 11. If, in the case of any Common Stock Change Event, the Reference Property includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Common Stock Change Event, then such supplemental indenture shall also be executed by such other Person, if an Affiliate of the Company or the successor or purchasing corporation, and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Company shall reasonably consider necessary or appropriate.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 11.06, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or assets that will comprise a unit of Reference Property after any such Common Stock Change Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Common Stock Change Event unless its terms are consistent with this Section 11.06. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 11.01 and Section 11.02 prior to the effective date of such Common Stock Change Event.

(d) The above provisions of this Section shall similarly apply to successive Common Stock Change Events.

Section 11.07 Certain Covenants.(a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 11.03 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable).

(c) The Company further covenants that if at any time the shares of Common Stock shall be listed on any national securities exchange or automated quotation system the Company will use its reasonable efforts to list and keep listed, so long as the shares of Common Stock shall be so listed on such exchange or automated quotation system, any shares of Common Stock issuable upon conversion of the Notes.

Section 11.08 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 11.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 11.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 11.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 11.01(b). The Trustee shall forward calculations of the Company to any Holder upon the written request of such Holder at the sole cost and expense of the Company. Neither the Trustee nor the Conversion Agent shall be accountable for and make any representation as to the validity or value of any securities or assets issued upon conversion of the Notes.

Section 11.09 Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the shares of Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 11.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 11.10 Exchange in Lieu of Conversion. (a) When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to surrender, on or prior to the Trading Day following the Conversion Date, such Notes to one or more financial institutions designated by the Company for exchange in lieu of conversion (the “Designated Institutions”). In order to accept any Notes surrendered for conversion, the Designated Institution(s) must agree to timely pay and/or deliver, in exchange for such Notes, cash, shares of Common Stock or a combination of cash and shares of Common Stock, that would otherwise be due upon conversion pursuant to Section 11.02 (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company shall, by the close of business on the Trading Day following the relevant Conversion Date, notify the Holder surrendering its Notes for conversion that the Company has made the Exchange Election and the Company shall notify the Designated Institution(s) of the relevant deadline for delivery of the Conversion Consideration. The Designated Institution(s) will be required to notify the Conversion Agent whether it will deliver the Conversion Consideration upon exchange. If the Designated Institution(s) accepts any such Notes, it (or they) will pay and/or deliver the cash, shares of Common Stock or combination thereof due upon conversion to the Conversion Agent and the Conversion Agent will pay and/or deliver such cash, shares of Common Stock or combination thereof to the Holder. Any notes exchanged by the Designated Institution(s) shall remain outstanding, subject to Applicable Procedures of DTC.

(b) If the Designated Institution(s) agrees to accept any Notes for exchange but does not timely pay and/or deliver the related Conversion Consideration, or if such Designated Institution does not accept the Notes for exchange, the Company shall pay and/or deliver the relevant Conversion Consideration as if the Company had not made an Exchange Election. The Company may, but will not be obligated to, pay any consideration to, or otherwise enter into any agreement with, the designated financial institution(s) for or with respect to such designation.

(c) For the avoidance of doubt, in no event shall the Company’s designation of a Designated Institution pursuant to this Section 11.10 require such institution to accept any Notes for exchange.

ARTICLE 12

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 12.01 Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 12.

(b) Repurchases of Notes under this Section 12.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Trustee (or, if at any time the Trustee is not serving as the Paying Agent, such corporate office or agency as shall be designated by the Paying Agent), or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be in minimum denominations of $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures of the Depositary in effect at such time.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 12.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 12.02.

The Paying Agent (if other than the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i) the events causing a Fundamental Change;

(ii) the date of a Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 12;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 12.01.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

Simultaneously with providing such notice, the Company will publish the information on its website or through such other public medium as the Company may use at that time.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e) Notwithstanding anything to the contrary described herein, the Company will be deemed to satisfy its obligations to repurchase Notes pursuant to this Article 12 if (i) one or more third parties conduct the repurchase offer and repurchase tendered Notes in a manner that would have satisfied the Company’s obligations to do the same if conducted directly by the Company; and (ii) an owner of a beneficial interest in the Notes would not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such owner would have received had the Company repurchased the Notes.

Section 12.02 Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice delivered by Holders may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee (or, if at any time the Trustee is not serving as the Paying Agent, such corporate office or agency as shall be designated by the Paying Agent) in accordance with this Section 12.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice;

provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures of the Depositary.

Section 12.03 Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental

Change Repurchase Date an amount of money sufficient (as determined by the Company) to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date), subject to postponement to comply with applicable law, will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 12.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 12.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if applicable, accrued and unpaid interest).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 12.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 12.04 Covenant to Comply with Applicable Laws upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required: (a) comply with the tender offer rules under the Exchange Act that may then be applicable, (b) file a Schedule TO or any other required schedule under the Exchange Act, and (c) otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes, in each case, so as to permit the rights and obligations under this Article 12 to be exercised in the time and in the manner specified herein. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to the Company’s obligations to repurchase the Notes upon a Fundamental Change, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the Indenture by virtue of such conflict.

ARTICLE 13

OPTIONAL REDEMPTION

Section 13.01 Applicability of Article 3 of Base Indenture.

Article 3 of the Base Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 13 shall, with respect to the Notes, supersede in their entirety Article 3 of the Base Indenture, and all references in the Base Indenture to Article 3 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 13 or the applicable provisions set forth in this Article 13, respectively.

Section 13.02 Redemption on or After February 1, 2022.

(a) The Company may not redeem the Notes prior to February 1, 2022 and no sinking fund is provided for the Notes. On or after February 1, 2022, the Company may redeem any or all of the Notes, except for the Notes that the Company is required to repurchase pursuant to Section 12.0, in cash at the Redemption Price; provided, that the Last Reported Sale Price of Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the Trading Day immediately prior to the date on which the Company sends any Notice of Redemption exceeds 130% of the Conversion Price on each applicable Trading Day as determined by the Company.

(b) The Redemption Price of each Note to be so redeemed shall be equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (the “Redemption Price”); provided, that if the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, the Company shall instead pay the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such Regular Record Date, and the Redemption Price shall be equal to 100% of the principal amount of Notes to be redeemed pursuant to this Article 13. The Redemption Date shall be a Business Day.

(c) Not less than 55 day nor more than 75 days (or such longer notice period as required to provide that there is a sufficient number of trading days between the Notice of Redemption and the Redemption Date (the “Redemption Period”) such that the entire Conversion Redemption Observation Period occurs within such Redemption Period and such Redemption Notice is delivered by the Company at least two Trading Days prior to the commencement of the related Conversion Redemption Observation Period) before the date of redemption (the “Redemption Date”), the Company shall send to all Holders of Notes, the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice of any redemption (the “Notice of Redemption”) at their addresses set forth in the Note Register specifying:

(i) the Redemption Date and any record date relating thereto;

(ii) the Redemption Price;

(iii) that such Holder has a right to convert the Notes called for redemption upon satisfaction of the requirements set forth in the Indenture and the applicable Conversion Rate and Conversion Price;

(iv) that Notes called for redemption may be converted at any time before the close of business on the date that is the later of (1) the Business Day immediately preceding the related Redemption Date and (2) if the Company fails to pay the Redemption Price on the Redemption Date as specified in the Notice of Redemption, such later date on which the Redemption Price is paid;

(v) that Holders who want to convert Notes must satisfy the requirements set forth therein and in the Indenture;

(vii) the CUSIP number of the Notes, and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes;

(viii) if the Notes are Physical Notes and fewer than all the Notes outstanding are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

(ix) the section of the Indenture pursuant to which the Notes called for redemption are being redeemed;

(x) that, unless the Company defaults in making payment of the Redemption Price, interest on Notes or the portion of such Notes called for redemption ceases to accrue on and after the Redemption Date;

(xi) the name and address of the Paying Agent, if applicable; and

(xii) that Notes called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price or any other procedures Holders must follow in connection with redemption of their Notes.

In the case of Physical Notes, the Notice of Redemption shall be by first class mail or, in the case of Global Notes, such notice shall be sent in accordance with the Applicable Procedures of the Depositary. At the Company’s request given at least five Business Days prior to the delivery of such notice (unless a shorter period shall be satisfactory to the Trustee), the Trustee shall give any Notice of Redemption in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Notice of Redemption shall be prepared by the Company.

At the time that any Notice of Redemption is provided, the Company shall publish a notice containing the same information in on the Company’s website or through such other public medium as the Company may use at that time.

(d) If fewer than all of the outstanding notes are to be redeemed, the Trustee will select the Notes to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 by lot or by another method the Trustee considers reasonable, fair and appropriate in accordance with DTC Applicable Procedures. If a portion of a Holder’s Notes is selected for redemption and the Holder converts a portion of its Notes, the converted portion will be deemed to be of the portion selected for redemption to the extent that the converted portion does not exceed the portion selected for redemption.

(e) If fewer than all the Notes are to be redeemed, the Company shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the open of business 15 days before the delivering of a Notice of Redemption and ending at the close of business on the earliest date on which the relevant Notice of Redemption is deemed to have been given to all Holders of Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

(f) Notwithstanding the foregoing, no Notes may be redeemed by the Company if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the applicable Redemption Price with respect to such Notes).

Section 13.03 Effect of Notice of Redemption. Once a Notice of Redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Notice of Redemption except for Notes that are converted in accordance with the terms of the Indenture. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price stated in the Notice of Redemption.

Section 13.04 Deposit of Redemption Price.

(a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 7.05 of the Base Indenture) on or prior to 11:00 a.m., New York City time, on the Redemption Date an amount of money sufficient to redeem all of the Notes called for redemption at the appropriate Redemption Price. Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Company), payment of Notes called for redemption shall be made on the Redemption Date by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

(b) If by 11:00 a.m. New York City time, on the Redemption Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be redeemed on such Redemption Date, then (i) such Notes shall cease to be outstanding, (ii) interest shall cease to accrue on such Notes and (iii) all other rights of the Holders of such Notes shall terminate (other than the right to receive the Redemption Price and, if applicable, interest as provided in the proviso to Section 13.03(b)).

(c) Upon redemption of a Physical Note in part pursuant to Section 13.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note.

ARTICLE 14

MISCELLANEOUS PROVISIONS

Section 14.01 Provisions Binding on Company’s Successors. All agreements of the Company in this First Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

Section 14.02 Official Acts by Successor Corporation. Any act or proceeding by any provision of the Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 14.03 Governing Law; Jurisdiction. (a) Section 13.05 of the Base Indenture shall not apply to the Notes.

(b) THE INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with the Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 14.04 Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay. Section 13.08 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 14.04, and any reference in the Base Indenture to such Section 13.08 shall, with respect to the Notes, be deemed to refer instead to this Section 14.04.

Section 14.05 No Security Interest Created. Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 14.06 Benefits of Indenture. Nothing in the Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 14.07 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.08 Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 14.09 Severability. In the event any provision of this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.10 Waiver of Jury Trial. THE COMPANY, THE TRUSTEE AND THE HOLDERS (BY THEIR ACCEPTANCE OF THE SECURITIES) EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 14.11 USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to the Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 14.12 Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes and the Trustee, acting in any capacity under the Indenture, shall have no liability or responsibility for any such calculations or information underlying such calculations. These calculations include, but are not limited to, determinations of the Stock Price, Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 14.13 Ratification of Base Indenture. Except as amended hereby with respect to the Notes, the Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

ALDER BIOPHARMACEUTICALS, INC.

By:	/s/ Randall C. Schatzman
Name:	Randall C. Schatzman, Ph.D.
Title:	President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Alder BioPharmaceuticals, Inc.

2.50% Convertible Senior Note due 2025

No. [ ]	[Initially][1] $[ ]

CUSIP No.

Alder BioPharmaceuticals, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [    ]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[    ]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $250,000,000 in aggregate at any time (or $287,500,000 if the Underwriters exercise their option to purchase additional Notes in full as set forth in the Underwriting Agreement), in accordance with the rules and Applicable Procedures of the Depositary, on February 1, 2025, and interest thereon as set forth below.

This Note shall bear interest at the rate of 2.50% per year from February 1, 2018, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until February 1, 2025. Interest is payable semi-annually in arrears on each February 1 and August 1, commencing on August 1, 2018, to Holders of record at the close of business on the preceding January 15 and July 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 5.04 of the within-mentioned First Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.04, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

[1]	Include if a global note.
[2]	Include if a global note.
[3]	Include if a physical note.
[4]	Include if a global note.
[5]	Include if a physical note.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and the Corporate Trust Office of the Trustee as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ALDER BIOPHARMACEUTICALS, INC.

By:
Name: Randall C. Schatzman
Title: President and Chief Executive Officer

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Alder BioPharmaceuticals, Inc.

2.50% Convertible Senior Note due 2025

This Note is one of a duly authorized issue of Notes of the Company, designated as its 2.50% Convertible Senior Notes due 2025 (the “Notes”), limited to the aggregate principal amount of $250,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Underwriters pursuant to the exercise of their option to purchase additional Notes as set forth in the Underwriting Agreement) all issued or to be issued under and pursuant to the First Supplemental Indenture dated as of February 1, 2018 (the “First Supplemental Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), which amends and supplements the Indenture dated as of February 1, 2018 between the Company and the Trustee (the “Base Indenture” and, as amended and supplemented by the First Supplemental Indenture and from time to time with respect to the Notes, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on the Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are subject to redemption in accordance with Article 13 of the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the provisions of the Indenture at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Note Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

Alder BioPharmaceuticals, Inc.

2.50% Convertible Senior Notes due 2025

The initial principal amount of this Global Note is DOLLARS ($[ ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

[6]	Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

Attention:

(Alder BioPharmaceuticals, Inc. 2.50% Convertible Senior Notes due 2025)

Facsimile No.: (651) 466-7429

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 11.02(d) and Section 11.02(e) of the First Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible

Guarantor Institution(banks, stock brokers, savings

and loan associations and credit unions) with

membership in an approved signature guarantee

medallion program pursuant to Securities and Exchange

Commission Rule 17Ad-15 if Common
Shares are to be issued, or Notes are to be delivered,
other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and
Notes if to be delivered, other than to and in the
name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	U.S Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

Attention:

(Alder BioPharmaceuticals, Inc. 2.50% Convertible Senior Notes due 2025)

Facsimile No.: (651) 466-7429

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Alder BioPharmaceuticals, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 12.01 of the First Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.